UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2015 (September 9, 2015)

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 North Broadway Suite 2600 Saint Louis, MO		63102
(Address of Principal Executive Offices)		(Zip Code)

(314) 932-6160

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. G. Nicholas Casey, Jr.

On September 9, 2015, the board of managers of Foresight Reserves, LP, the holder of the majority of the outstanding voting interests of Foresight Energy GP LLC (the “General Partner”), the general partner of Foresight Energy LP (the “Partnership”), elected Mr. G. Nicholas Casey, Jr. to serve on the board of directors of the General Partner (the "Board"), effective immediately. The Board appointed Mr. Casey to serve on the Board’s audit committee. Mr. Casey qualifies as the General Partner’s third independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange.

Mr. Casey is currently a member of Lewis Glasser Casey & Rollins, PLLC, attorneys at law, where he served as managing member from 2008 to 2014. He is also a member of LGCR Government Solutions LLC, where he served as managing member from 2008 to 2014. Additionally, Mr. Casey serves as Treasurer of the American Bar Association and as a member of its Board of Governors. He also serves on the Board of Directors of Security National Trust, Inc. Mr. Casey received an undergraduate degree in accounting from the University of Kentucky and a law degree from West Virginia University College of Law.

There are no understandings or arrangements between Mr. Casey and any other person pursuant to which Mr. Casey was selected to serve as a director of the General Partner. There are no relationships between Mr. Casey and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Casey will receive compensation in accordance with the Partnership’s policies for compensating non-employee directors, including awards under the Partnership’s Long-Term Incentive Plan. On September 10, 2015, Mr. Casey was granted 9,907 common units representing limited partner interests under the Partnership’s Long-Term Incentive Plan.

Resignation of Mr. E. Hunter Harrison

On September 9, 2015, Mr. E. Hunter Harrison resigned from the Board. Mr. Harrison’s resignation was not as a result of any disagreement with the Partnership regarding any matter related to its operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

The following exhibit is being furnished as part of this Current Report on Form 8-K:

99.1Press release, dated September 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2015

FORESIGHT ENERGY LP

ByForesight Energy GP LLC, its general partner

/s/ Robert D. Moore

By:Robert D. Moore

President & Chief Executive Officer

EXHIBIT INDEX

99.1Press release, dated September 11, 2015